UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014 (April 23, 2014)

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2014, the Company entered into a securities purchase agreement, dated April 23, 2014 (the “Purchase Agreement”), with Hanover Holdings I, LLC, an affiliate of Magna Group (“Magna”). Pursuant to the Purchase Agreement, the Company sold Magna a senior convertible note with an initial principal amount of $1.5 million (the “Initial Convertible Note”), for a purchase price of $1.0 million (an approximately 33.3% original issue discount). Additionally, Magna is irrevocably bound to purchase, on the tenth trading day after the effective date of a resale registration statement, an additional senior convertible note with an initial principal amount of $2.0 million and an 18-month term (the “Additional Convertible Note” and, with the Initial Convertible Note, the “Convertible Notes”), for a fixed purchase price of $2.0 million, subject only to conditions outside of Magna’s control or that Magna cannot cause not to be satisfied, none of which are related to the market price of the Company’s common stock.

With respect to the Initial Convertible Note, $200,000 of the outstanding principal amount (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (1) the Company has properly filed a registration statement with the SEC on or prior to May 23, 2014 covering the resale by Magna of shares of the Company’s common stock issued or issuable upon conversion of the Convertible Notes and (2) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date. Moreover, $300,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (1) the resale registration statement is declared effective by the SEC on or prior to July 22, 2014 and the prospectus contained therein is available for use by Magna for its resale of the shares of common stock issued or issuable upon conversion of the Convertible Notes and (2) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

The Initial Convertible Note matures on October 23, 2015 (subject to extension as provided in the Initial Convertible Note) and, in addition to the approximately 33.3% original issue discount, accrues interest at an annual rate of 6.0%. If issued, the Additional Convertible Note will mature 18 months from the date of issuance and will accrue interest at the same rate. The Convertible Notes are convertible at any time after the earlier of six months from issuance or the effectiveness of the resale registration statement, in whole or in part, at Magna’s option, into shares of the Company’s common stock, at a conversion price equal to the lesser of $0.55 per share and a discount from the lowest daily volume-weighted average price of the Company’s common stock in the five trading days prior to conversion. The discount is 20% if the conversion takes place prior to December 19, 2014, and 25% if after that date. At no time will Magna be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Magna (together with its affiliates) would beneficially own more than 9.99% of the outstanding shares of the Company’s common stock as of such date. As long as Magna or its affiliates beneficially own any of the shares issued upon conversion, they may not engage in any “short sale” transactions in the Company’s common stock and may not sell more than the greater of $15,000 or 15% of the trading volume of the common stock in any single trading day.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary event of default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 16%. Upon the occurrence of an event of default, Magna may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all or a portion of the total outstanding amount then remaining under the Convertible Notes in cash at a 25% premium.

The Company paid to Magna a commitment fee for entering into the Purchase Agreement equal to 5% of the total purchase price for the Convertible Notes under the Purchase Agreement in the form of 321,820 shares of common stock (the “Commitment Shares”), calculated using a per share price of $0.465, representing the average of the daily volume-weighted average prices of a share of common stock for the second trading day immediately preceding closing date for the transaction. The Company also agreed to pay $50,000 of reasonable attorneys’ fees and expenses incurred by Magna in connection with the transaction.

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The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of Magna and its affiliates in the event that Magna incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement.

The issuance of the Commitment Shares and the Initial Convertible Note to Magna under the Purchase Agreement were, and, if issued, the issuance of the Additional Convertible Note to Magna under the purchase agreement will be, exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Magna in the Purchase Agreement that Magna is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

In connection with the execution of the Purchase Agreement, on the closing date of the transaction, the Company and Magna also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement with the SEC to register the resale of the Commitment Shares and the common stock into which the Convertible Notes may be converted, on or prior to May 23, 2014 and have it declared effective at the earlier of (i) July 22, 2014 and (ii) the 5th business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.

If at any time all of the Commitment Shares and the shares of common stock underlying the Convertible Notes are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional registration statements so as to cover all of the Commitment Shares and the shares of common stock underlying the Convertible Notes not covered by such initial registration statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify Magna from certain liabilities and fees and expenses of Magna incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Magna has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control it against certain liabilities that may be based upon written information furnished by Magna to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

This current report on Form 8-K (this “Report”) is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

A press release further describing the transaction is attached at Exhibit 99.1 and is incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement, the Convertible Notes, and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 10.1, 4.1, and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
4.1	Form of Senior Convertible Note
10.1	Securities Purchase Agreement, dated as of April 23, 2014, by and between the Company and Hanover Holdings I, LLC
10.2	Registration Rights Agreement, dated as of April 23, 2014, by and between the Company and Hanover Holdings I, LLC
99.1	Press Release, dated April 24, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright
By: Gene S. Cartwright
President and Chief Executive Officer
Date: April 24, 2014

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EXHIBIT INDEX

Number	Exhibit
4.1	Form of Senior Convertible Note
10.1	Securities Purchase Agreement, dated as of April 23, 2014, by and between the Company and Hanover Holdings I, LLC
10.2	Registration Rights Agreement, dated as of April 23, 2014, by and between the Company and Hanover Holdings I, LLC
99.1	Press Release, dated April 24, 2014.

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